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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of March 25, 2002 for the Collection Period of
February 1, 2002 through February 28, 2002

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	0.00
Discounted Principal Balance	0.00
Servicer Advances	0.00
Servicer Pay Ahead Balance	0.00
Maturity Advances Outstanding	0.00
Number of Current Contracts	0.00
Weighted Average Lease Rate	0.00
Weighted Average Remaining Term	0.00
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Amount	48,749,267.61
Current Month Specified Reserve Fund Amount	48,749,267.61

	Class A Amount	Class B Amount	Total Amount
Beginning Balance	34,003,329.66	1,095,750.00	35,099,079.66
Withdrawal Amount	(405,647.59)	—	(405,647.59)
Cash Capital Contribution
Transferor Excess	116,319.75		116,319.75

Reserve Fund Balance Prior to Release	33,714,001.82	1,095,750.00	34,809,751.82
Specified Reserve Fund Balance	47,653,517.61	1,095,750.00	48,749,267.61

Release to Transferor	—	—	—
Ending Reserve Fund Balance	33,714,001.82	1,095,750.00	34,809,751.82
Prior Cumulative Withdrawal Amount	40,541,474.24	—	40,541,474.24
Cumulative Withdrawal Amount	40,947,121.83	—	40,947,121.83

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	19

Discounted Principal Balance		302,437.81
Net Liquidation Proceeds		(213,398.51)
Recoveries—Previously Liquidated Contracts		(28,144.97)

Aggregate Credit Losses for the Collection Period		60,894.33

Cumulative Credit Losses for all Periods		7,896,261.89

Repossessed in Current Period	8

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.25%
First Preceding Collection Period	1.28%
Current Collection Period	1.16%
Condition (i)i (Charge-off Rate)
Three Month Average	0.90%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	0.00%	0	0.00%	0.00
61-90 Days Delinquent	0.00%	0	0.00%	0.00
Over 90 Days Delinquent	0.00%	0	0.00%	0.00

Total Delinquencies		0		0.00

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	1.83%
First Preceding Collection Period	2.03%
Current Collection Period	0.00%
Condition (ii) (Delinquency Percentage)
Three Month Average	1.29%
Delinquency Percentage Indicator (> 1.25%)	condition met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	369	5,355,736.84

Net Liquidation Proceeds		(4,866,255.46)

Net Residual Value (Gain) Loss		489,481.38

Cumulative Residual Value (Gain) Loss all periods		36,325,120.46

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	323	24	100.00%	14,575.73	16,630.47
First Preceding Collection Period	338	13	100.00%	14,956.78	17,381.59
Current Collection Period	369	15	100.00%	13,187.68	15,605.79
Three Month Average				14,203.50	16,509.86
	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value				86.03%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	15	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	86.03%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation
The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

(1)
Adjusted Notional Balance of Classes due to the Investor Certificates
(2)
The greater of a) or b)
a)
20% of aggregate residual value not matured and sold as of the last day of the collection period.
b)
$41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of March 25, 2002 for the Collection Period of
February 1, 2002 through February 28, 2002

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	514,112.82
Net Investment Income	258,850.44
Non-recoverable Advances	(16,782.24)

Available Interest	756,181.02		733,787.14	—	—	439,668.34	294,118.80	22,393.88
Class A1, A2, A3 Notional Interest Accrual Amount	(331,422.00)		(331,422.00)	—	—	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(56,641.55)		(54,091.08)					(2,550.47)
Capped Expenses	(27,239.69)		(26,013.14)					(1,226.55)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	58,458.36		39,841.50					18,616.86
Excess Interest to Transferor	—		(39,841.50)					39,841.50

Net Interest Collections Available	58,458.36		—					58,458.36

Losses Allocable to Investors' Certificates:	(525,593.31)							(525,593.31)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	116,319.75							(467,134.95)

Withdrawal from Reserve Fund:	405,647.59
Reimbursement/Deposit from Transferor Prin:	177,807.11
Net withdrawal from the Reserve Fund:	289,327.84
Principal:
Current Loss Amount	(550,375.71)		(525,593.31)	—	—	(525,593.31)	—		(24,782.40)
Loss Reimbursement from Transferor	119,945.72		119,945.72	—	—	119,945.72	—	(119,945.72)
Loss Reimbursement from Reserve Fund	405,647.59		405,647.59	—	—	405,647.59	—

Total	(24,782.40)		—	—	—	—	—		(24,782.40)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	124,357,967.25		124,357,967.25	—	—	72,800,000.00	48,700,000.00		2,857,967.25
Allocations—Current Period	64,909,299.64		64,909,299.64	—	—	16,209,299.64	48,700,000.00
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	56,590,700.36		56,590,700.36	—	—	56,590,700.36	—
Allocations—Not Disbursed End of Period	—		—	—	—	—	—
Interest Distributions/Allocations:
Distribution—Current Period	1,841,524.26		1,841,524.26	—	—	994,266.00	847,258.26	—
Allocations—Current Period	613,841.42		613,841.42	—	—	331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	1,227,682.84		1,227,682.84	—	—	662,844.00	564,838.84
Allocations—Not Disbursed End of Period	—		—	—	—	—	—
Due To Trust—Current Period:			—
Total Deposit to/(Withdrawal from) Reserve Fund	(289,327.84)
Due To Trust	126,199,491.51		126,199,491.51	—	—	73,794.266.00	49,547,258.26	—	2,857,967.25

Total Due To Trust	125,910.163.67		126,199,491.51	—	—	73,794,266.00	49,547,258.26	—	2,857,967.25

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of March 25, 2002 for the Collection Period of
February 1, 2002 through February 28, 2002

		Certificate Balance		Class A1		Class A2		Class A3		Class B		Transferor Interest
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%		25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	67,969,856.40
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	67,969,856.40
Discounted Principal Balance	60,863,556.76
Notional/Certificate Balance			121,500,000.00		—		—		72,800,000.00		48,700,000.00	3,060,556.76
Adjusted Notional/Certificate Balance			64,909,299.64		—		—		16,209,299.64		48,700,000.00	3,060,556.76
Percent of ANIV			95.50%		0.00%		0.00%		23.85%		71.65%	4.50%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	461,105.06
Servicer Pay Ahead Balance	1,856,994.47
Number of Current Contracts	4,043
Weighted Average Lease Rate	7.36%
Weighted Average Remaining Term	4.4
Pool Data Current Month
Aggregate Net Investment Value	—
Maturity Advances Outstanding	—
Repurchase of Receivables	58,484,450.22
Discounted Principal Balance	—
Notional/Certificate Balance			0.00		0.00		0.00		0.00		0.00	0.00
Adjusted Notional/Certificate Balance			0.00		0.00		0.00		0.00		0.00	0.00
Percent of ANIV			0.00%		0.00%		0.00%		0.00%		0.00%	0.00%
Certificate Factor			—		—		—		—		—
Servicer Advances	—
Servicer Pay Ahead Balance	—
Number of Current Contracts	0
Weighted Average Lease Rate	0.00%
Weighted Average Remaining Term	0.0
Prior Certificate Interest Payment Date	December 26, 2001
Final Certificate Interest Payment Date	March 25, 2002

Current Month Collection Activity	Vehicles
Principal Collections		843,943.50
Prepayments in Full	204	2,935,438.52

Repurchase of Receivables		58,484,450.22
Reallocation Payment	4	47,849.51

Interest Collections		514,112.82
Net Liquidation Proceeds and Recoveries		241,543.48
Net Liquidation Proceeds—Vehicle Sales		4,866,255.46
Non-Recoverable Advances		(16,782.24)

Total Available		67,916,811.27

Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	54,479,38
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	56,641.55
Servicer's Fee Paid	56,641.55
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	11,658.73
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of March 25, 2002 for the Collection Period of
February 1 through February 28, 2002

		Class A1	Class A2	Class A3	Class B	Total Class
		Balance	Balance	Balance	Balance	Balance

Interest Rate
Three Month LIBOR +				0.32%	2.00%

Principal Payments
Principal Payment due to Investors
Ending Certificate Balance				72,800,000.00	48,700,000.00	121,500,000.00

Interest Payments
Class Interest Rate for Current Interest Period				2.22000%	3.90000%
Interest Calculation for Current Interest Period				399,550.67	469,549.17	869,099.84
At Certificate Payment Date:
Paid to Swap Counterparty	—			994,266.00	847,258.25	1,841,524.25
Due to Swap Counterparty	—			994,266.00	847,258.25	1,841,524.25
Proration %	0.00%
Interest Due to Investors				399,550.67	469,549.17	869,099.84
Interest Payment to Investors				399,550.67	469,549.17	869,099.84

Net Settlement due to / (receive by) Swap Counterparty				(594,715.33)	(377,709.08)	(972,424.41)

Total Payment to Investors (Principal and Interest)				399,550.67	469,549.17	869,099.84

Swap Shortfall
Prior Swap Interest Shortfall Carryover				—	—	—
Swap Interest Shortfall Inc/(Dec) This Period				—	—	—
Swap Swap Interest Shortfall Carryover				—	—	—

Interest Reset
Interest Rate
Number of Days
Interest for Succeeding Certificate Payment Date

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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Servicer's Certificate—Toyota Auto Lease Trust 1998–C